EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT




Board of Directors
SLABSDIRECT.COM, INC.


We consent to the use of our report dated February 12, 2001 on the consolidated financial statements of SLABSDIRECT.COM, INC. as of December 31, 2000 as included in the Form 10-KSB

Dated this 23rd day of March, 2001



/s/ N.I. Cameron Inc.
N.I. CAMERCON INC.
CHARTERED ACCOUNTANTS



















N.I. (Nick) Cameron, C.A.     Suite 303, 475 Howe Street  Telephone 604 669-9631
an incorporated professional  Vancouver, B.C. Canada      Facsimile 604 669-1848
                              V6C 2B3

Email: infor@nicameroninc.com                      Website: www.nicameroninc.com